     As filed with the Securities and Exchange Commission on December 11, 1997.
                                                       Registration No. ________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                         CODDLE CREEK FINANCIAL CORP.
            (Exact name of Registrant as specified in its charter)

        North Carolina                                    56-2045998
 (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                   347 North Main Street/Post Office Box 117
                       Mooresville, North Carolina 28115
                                (704) 664-4888
             (Address of Registrant's principal executive offices)

 MOORESVILLE SAVINGS BANK, SSB EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND
                                     TRUST
                           (Full title of the Plan)

                             --------------------
                       George W. Brawley, Jr., President
                         Coddle Creek Financial Corp.
                             347 North Main Street
                       Mooresville, North Carolina 28115
                                (704) 664-4888
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                             EDWARD C. WINSLOW III
                               ELLEN P. HAMRICK
                           Brooks, Pierce, McLendon,
                          Humphrey & Leonard, L.L.P.
                            2000 Renaissance Plaza
                             Post Office Box 26000
                       Greensboro, North Carolina 27420

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                    Proposed Maximum      Proposed Maximum      Amount of
     Title of Securities           Amount to         Offering Price           Aggregate        Registration
       to be Registered          be Registered          Per Unit           Offering Price          Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, no par value.....   674,475/(1)/           $50.00              $33,723,750        $0.00/(2)/
=============================================================================================================

(1) The estimated maximum number of shares to be registered is based upon the maximum of the valuation range of Mooresville Savings Bank, SSB and the Registrant, as established by an independent appraisal, divided by the proposed offering price per share. This Registration Statement relates to shares of the Registrant's common stock, no par value, which are to be offered and sold under the Registrant's Registration Statement on Form S-1 (No. 333-35497), filed on September 12, 1997, as amended on November 5, 1997 and November 10, 1997, which Registration Statement was declared effective on November 12, 1997.

(2) The required fee was paid in connection with such Registration Statement on Form S-1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminant amount of interests to be offered or sold pursuant to the Mooresville Savings Bank, SSB Employees' Savings and Profit Sharing Plan and Trust described herein. Pursuant to Rule 457(b) and (h)(2), no additional fee is due to register interests in the plan.

                                    Part I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item I.  Plan Information.

          This Registration Statement on Form S-8 covers an indeterminate amount of interests to be offered and sold pursuant to the Mooresville Savings Bank, SSB Employees' Savings and Profit Sharing Plan and Trust (the "Plan"). The Registration Statement also relates to the offering and sale of 674,475 shares of the common stock, no par value ("Common Stock"), of Coddle Creek Financial Corp. (the "Registrant") which will be available for purchase by participants under the Plan. Such shares of the Registrant's Common Stock were originally included in the shares to be offered under the Registrant's Registration Statement on Form S-1 (No. 333-35497), filed September 12, 1997, as amended on November 5, 1997 and November 10, 1997, which Registration Statement was declared effective on November 12, 1997 (the "S-1 Registration Statement"). Documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

Item 2.  Registration Information and Employee Plan Annual Information.

          The required statement is contained in the Prospectus to be delivered pursuant to Part I of this Registration Statement as specified by Rule 428(b)(1).

                                    Part II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Commission are incorporated herein by reference:

          (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) as part of the Registrant's S-1 Registration Statement.

          (b) The description of the Registrant's Common Stock contained in the Registrant's S-1 Registration Statement filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), incorporated by reference in the Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 4, 1997, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

          The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The interests in the Plan being registered hereby need not be described.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          The Registrant's Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act (the "NCBCA"), no person who serves as a director shall be personally liable to the Registrant or any of its stockholders or otherwise for monetary damages for breach of any duty as director. The Registrant's By-laws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the Registrant, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan) or penalty for which he may have become liable in any such action, suit or proceeding, or in connection with a settlement approved by the Board of Directors of any such action, suit or proceeding.

          Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

          Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

          In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

          The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirely by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnifications shall or may be made.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits

          The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


     Exhibit No.              Description of Document
     -----------              -----------------------
        4.1         The Registrant's Articles of Incorporation
                    (incorporated by reference to Exhibit (3)(i) of the
                    Registrant's S-1 Registration Statement

        4.2 The Registrant's Bylaws (incorporated by reference to Exhibit (3)(iii) of the Registrant's S-1
                    Registration Statement

        23.1        Consent of Brooks, Pierce, McLendon, Humphrey
                    & Leonard, L.L.P.

        23.2        Consent of McGladrey & Pullen, LLP

        23.3        Consent of JMP Financial, Inc.

         99 Annual Report of Plan on Form 5500-R for plan year ended 12/31/96.

          In lieu of Exhibit 5, the Registrant undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not
          --------  -------
apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 thereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on the 8th day of December, 1997.

                                 CODDLE CREEK FINANCIAL CORP.
                                 Registrant


                                 By:    /s/ George W. Brawley, Jr.
                                        ------------------------------------
                                        George W. Brawley, Jr., President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  December 8, 1997    By:  /s/ George W. Brawley, Jr.
       ----------------         -----------------------------------------------
                                George W. Brawley, Jr., President and Director
                                (Principal Executive Officer)


Date:  December 8, 1997    By:  /s/ Billy R. Williams
       ----------------         -----------------------------------------------
                                Billy R. Williams, Secretary and Controller
                                (Principal Financial Officer and Principal
                                Accounting Officer)


Date:  December 8, 1997    By:  /s/ Willis L. Barnette
       ----------------         -----------------------------------------------
                                Willis L. Barnette, Director


Date:  December 8, 1997    By:  /s/ Donald R. Belk
       ----------------         -----------------------------------------------
                                Donald R. Belk, Director


Date:  December 8, 1997    By:  /s/ Jack G. Lawler
       ----------------         -----------------------------------------------
                                Jack G. Lawler, Director

Date:  December 8, 1997    By:  /s/ Calvin E. Tyner
       ----------------         -----------------------------------------------
                                Calvin E. Tyner, Director


Date:  December 8,1997     By:  /s/ Claude U. Voils, Jr.
       ---------------          -----------------------------------------------
                                Claude U. Voils, Jr., Director

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on the date indicated.


                                 MOORESVILLE SAVINGS BANK, SSB EMPLOYEES'
                                 SAVINGS AND PROFIT SHARING PLAN AND
                                 TRUST


Date:  December 8, 1997                /s/ George W. Brawley, Jr.
       ----------------                ----------------------------------------
                                       George W. Brawley, Jr., Member
                                       Plan Administration Committee


Date:  December 8, 1997                /s/ Dale W. Brawley
       ----------------                ----------------------------------------
                                       Dale W. Brawley, Member
                                       Plan Administration Committee


Date:  December 8, 1997                /s/ Billy R. Williams
       ----------------                ----------------------------------------
                                       Billy R. Williams, Member
                                       Plan Administration Committee